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                                                                     EXHIBIT 5.1

                                 PALMER & DODGE
                               One Beacon Street
                          Boston, Massachusetts 02108

Telephone: (617) 573-0100                            Facsimile: (617) 227-4420


                               February 27, 1996


Parametric Technology Corporation
128 Technology Drive
Waltham, MA 02154

Ladies and Gentlemen:

  We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 3,000,000 additional shares of Common Stock, $.01 par value per share (the "Shares"), of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's 1987 Incentive Stock Option Plan, as amended through the date hereof (the "Plan").

  We have examined the Articles of Organization and By-Laws of the Company and all amendments thereto, the Plan and originals, or copies certified to our satisfaction, of all pertinent records of meetings of the directors and stockholders of the Company, the Registration Statement and such documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

  In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

  Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan against payment therefor, will be legally issued, fully paid and nonassessable.

  We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                     Very truly yours,


                     /s/ Palmer & Dodge
                     PALMER & DODGE


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